                                                                       Exhibit G
                                                                       ---------

                           STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of the 11th day of January, 2000, by and among ADT SECURITY SERVICES, INC., a Delaware corporation (the "Shareholder") and FOUNTAINHEAD DEVELOPMENT CORP., INC., a Georgia corporation (the "Purchaser").

                             W I T N E S S E T H:

WHEREAS, the Shareholder owns 450,000 shares (collectively, the "Shares") of the Series A Convertible Preferred Stock, par value $1.00 per share, of Ridgewood Hotels, Inc., a Delaware corporation (the "Company"); and

WHEREAS, the Shareholder desires to sell and transfer to the Purchaser all of the Shares, and the Purchaser wishes to acquire such Shares pursuant to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

                   ARTICLE 1. PURCHASE AND SALE OF SHARES.
                              ---------------------------

     1.1  Purchase and Sale.
          -----------------

Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Shareholder, and the Shareholder agrees to sell, transfer and convey to the Purchaser, all of the Shares on January 11, 2000 (the "Closing Date").

                          ARTICLE 2. PURCHASE PRICE.
                                     --------------

     2.1   Purchase Price.
           --------------

The Purchaser on the Closing Date shall pay to the Shareholder the sum of one million six hundred fifty thousand U.S. Dollars ($1,650,000.00), in cash, in full consideration for the Shares. The Purchaser shall pay to the Shareholder the Purchase Price by wire transfer in immediately available funds.

     2.2   Transfer Taxes.
           --------------

The Shareholder shall be responsible for all transfer and similar taxes assessed or payable in connection with or as a result of the transfer of the Shares from the Shareholder to the Purchaser, if any.

                  ARTICLE 3. REPRESENTATIONS AND WARRANTIES.
                             ------------------------------

     3.1   Representations and Warranties of the Shareholder.
           -------------------------------------------------

The Shareholder represents and warrants to the Purchaser as follows:

     3.1.1 Authorization.
           -------------

The Shareholder has all necessary corporate power and authority to enter into this Agreement and has taken all action required to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and all other documents and instruments executed by Shareholder pursuant hereto have been duly executed and delivered by the Shareholder and are the valid and binding obligations of the Shareholder enforceable against it in accordance with their terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

     3.1.2 No Conflict.
           -----------

Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other charter documents) of the Shareholder, (ii) violate or result in a breach of or constitute a default under any provision of law or any judgment, order, decree, rule or regulation of any court or governmental agency to which the Shareholder is subject or (iii) other than any effect arising out of the Litigation, as defined in Section 5.1.1, violate or result in a breach of or constitute a default under any contract, agreement, indenture or other instrument to which Shareholder is bound, or result in the creation or imposition of any lien, charge, security interest or other encumbrance upon any of the Shares.

     3.1.3 Brokers, Finders.
           ----------------

The Shareholder has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

     3.1.4 Title to Shares.
           ---------------

The Shareholder is the record and beneficial owner of and has good and valid title to the Shares, free and clear of any liens, pledges, charges, security interests, and encumbrances, other than any effect arising out of the Litigation.

     3.1.5 Governmental and Other Consents.
           --------------------------------

No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, is or will be necessary for, or in connection with, the offer, sale or delivery by Shareholder of the Shares, or for the performance by Shareholder of its obligations under this Agreement.

     3.1.6 Litigation.
           ----------

Except for the Litigation, there is no action, suit, proceeding or investigation pending or, to Shareholder's knowledge, threatened, against Shareholder that might call into question the validity of, or hinder the enforceability or performance of, this Agreement or any action taken or to be taken pursuant hereto. Shareholder is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency by which Shareholder is bound that relates to the Shares.


     3.2   Disclaimer of Other Representations and Warranties.
           --------------------------------------------------

Except as expressly set forth in Section 3.1 hereof, the Shareholder disclaims all other representations and warranties, whether expressed or implied.

          ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.
                      -----------------------------------------------

     4.1   Representations and Warranties.
           ------------------------------

The Purchaser represents and warrants to the Shareholder as follows:

     4.1.1 No Conflict.
           -----------

Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other charter documents) of the Purchaser, (ii) violate or result in a breach of or constitute a default under any provision of law or any judgment, order, decree, rule or regulation of any court or governmental agency to which the Purchaser is subject or (iii) other than any effect arising out of the Litigation, violate or result in a breach of or constitute a default under any contract, agreement, indenture or other instrument to which Purchaser is bound, or result in the creation or imposition of any lien, charge, security interest or other encumbrance upon any of the Shares.

     4.1.2 Investment Only.
           ---------------

The Purchaser is purchasing the Shares solely for its own account for investment purposes only and not with a view to the distribution or resale thereof. The Purchaser will not sell or transfer any of the Shares (or any securities issued in substitution, reclassification or recapitalization) in violation of applicable federal or state securities laws. The Purchaser is an "accredited investor" within the meaning of Rule 501 under the United States Securities Act of 1933, as amended to date (the "Securities Act"). The Purchaser understands that the Shares have not been registered under the Securities Act by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of its investment intent as expressed herein and as explicitly acknowledged hereby, or under any applicable state securities laws. The Purchaser understands that a legend relating to these matters appears on the back of the certificate for the Shares, and that the Shareholder has taken no action to cause such legend to be removed in connection with this agreement.

     4.1.3 Brokers, Finders.
           ----------------

The Purchaser has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

     4.1.4 Financial Condition.
           -------------------

The Purchaser has the financial capabilities to fully meet and perform all of its obligations under this Agreement.

     4.1.5 Authorization.
           -------------

The Purchaser has all necessary power and authority to enter into this Agreement and has taken all action required to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and all other documents and instruments executed by Purchaser pursuant hereto have been duly executed and delivered by the Purchaser and are the valid and binding obligations of the Purchaser enforceable against it in accordance with their terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

     4.1.6 Governmental and Other Consents.
           --------------------------------

No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, is or will be necessary for, or in connection with, the purchase by the

Purchaser of the Shares, or for the performance by Purchaser of its obligations under this Agreement.

     4.1.7  Litigation.
            ----------

Except for the Litigation, there is no action, suit, proceeding or investigation pending or, to Purchaser's knowledge, threatened, against Purchaser that might call into question the validity of, or hinder the enforceability or performance of, this Agreement or any action taken or to be taken pursuant hereto.

     4.2    Disclaimer of Other Representations and Warranties.
            --------------------------------------------------

Except as expressly set forth in Section 4.1 hereof, the Purchaser disclaims all other representations and warranties, whether expressed or implied.

                     ARTICLE 5.  COVENANTS AND AGREEMENTS.
                                 ------------------------

     5.1    Agreements Regarding Litigation.
            -------------------------------

     5.1.1  No Representations.
            ------------------

The parties acknowledge that certain lawsuit in the Court of Chancery of the State of Delaware, C.A. No. 14267, William N. Strassburger v. Michael M. Early,
                                   --------------------------------------------
Luther A. Henderson, John C. Stiska, N. Russell Walden, Triton Group, Ltd. and
------------------------------------------------------------------------------
Ridgewood Properties, Inc.  (the "Litigation").  No representations have been
--------------------------
made by either party to the other party regarding the outcome of the Litigation.

     5.1.2  If Rescission Is Ordered.
            ------------------------

If the court grants plaintiff's request for rescission of the 1994 stock repurchase at issue in the Litigation, this section shall apply. "Rescission" for purposes of this Agreement means a transaction whereby the Company is entitled to receive Shares, either alone or with cash (other than damages, which cash payments are addressed in Section 5.1.3) from the Shareholder, whether or not the Shareholder is also entitled to receive shares of Common Stock of the Company, par value $0.01 per share ("Common Stock") from the Company.

When Rescission Is Required.  When the court requires that the Rescission must
---------------------------
be completed, the Purchaser agrees to return to the Shareholder, and the Shareholder agrees to accept from the Purchaser, upon the Shareholder's completion of such Rescission, the Shares, and the Shareholder agrees to return to the Purchaser the purchase price set forth in Section 2.1 ($1,650,000). If the Purchaser has converted all or part of the Shares into Common Stock, all such shares of Common Stock will be included in such return to the Shareholder without adjustment to the purchase price being returned as set forth in the previous sentence.

Simultaneously with the completion of the Rescission, the Purchaser agrees to purchase from the Shareholder all of the shares of Common Stock received by the Shareholder from the Company in the Rescission (if any). For these shares, the Purchaser shall pay an aggregate purchase price in cash equal to (1) $1,650,000, plus (2) an amount equal to fifty percent of the product of (x) the amount paid by the Shareholder to the Company in the Rescission minus any amount that the Company is required to pay pursuant to the court's order to reimburse the plaintiffs for attorneys fees and expenses, multiplied by (y) the Purchaser's
Ownership Fraction after the completion of such purchase.   If no court order
addressing the reimbursement of plaintiffs' attorneys fees and expenses has been issued prior to making the above payment, then the above payment shall be made at the time of the Rescission without deducting any amount for such fees and expenses. If the court subsequently issues an order requiring the Company to pay any portion of plaintiffs' attorneys fees and expenses, then the Shareholder shall refund to the Purchaser a portion of the amount paid pursuant to item (2) above reflecting the calculation of such payment adjusted for such subsequent order.

The "Ownership Fraction" equals (1) the total number of shares of Common Stock that the person in question owns or has the right to acquire, whether by exercise of options or other rights, or conversion of securities, divided by (2) the total number of outstanding shares of Common Stock, including shares that may be issued upon exercise of options or other rights, or conversion of securities.

Pending Appeal, If Any.  If a Rescission is ordered, then if the Shareholder
----------------------
elects to appeal such order, Shareholder agrees to use its commercially reasonable efforts to cause such Rescission order to be stayed pending the outcome of the appeal. Pending such appeal, if the court orders that something must be done with the Shares, then, solely to the extent that the Shareholder is unable to comply with such order as a result of having transferred the Shares to Purchaser pursuant to this Agreement, the Purchaser agrees to, at its option, either (1) take all actions with respect to the Shares necessary to place the Shareholder in a position to comply with such order or
(2) if such order need not be complied with if the Shareholder posts a bond, not take the actions described in (1) and reimburse the Shareholder for the cost of the bond.

     5.1.3  If Damages Are Ordered.
            ----------------------

If as a result of the Litigation the court orders that the Shareholder, Triton Management Group or any of their respective affiliates (the "Shareholder Parties") must pay damages to the Company, this section shall apply. This section shall apply whether or not the court also orders Rescission.

When Payment of Damages Is Required.  If the court requires that damages must be
-----------------------------------
paid (in addition to any cash payment in connection with a Rescission), then as consideration for its purchase of the Shares, upon the payment of any required damages by any of the Shareholder Parties (but, if such Shareholder Parties elect to appeal, only after the court's entry of a final non-appealable order, and if no appeal is elected, only after the expiration of time after which no appeal can be taken), the Purchaser shall pay an amount to the Shareholder equal to fifty percent of (x) such damages minus any amount that the Company is required to pay pursuant to the court's order to reimburse the plaintiffs for attorneys fees and expenses, multiplied by (y) the Purchaser's Ownership Fraction as of the date on which the damages are paid. If no court order addressing the reimbursement of plaintiffs' attorneys fees and expenses has been issued prior to making the above payment, then the above payment shall be made without deducting any amount for such fees and expenses. If the court subsequently issues an order requiring the Company to pay any portion of plaintiffs' attorneys fees and expenses, then the Shareholder shall refund to the Purchaser a portion of the amount paid pursuant to item (2) above reflecting the calculation of such payment adjusted for such subsequent order. If the court requires payment of the damages while an appeal is pending and such payment can be avoided by Shareholder posting a bond, then the Purchaser agrees, if it requests the Shareholder to post a bond in lieu of payment of the damages while the appeal is pending, to reimburse the Shareholder for the cost of posting the bond.

Pending Appeal, If Any.  If the Shareholder elects to appeal the damages order,
----------------------
Shareholder agrees to use its commercially reasonable efforts to cause such damages order to be stayed pending the outcome of the appeal. If in connection with the appeal of a damages order, the court orders that something must be done with the Shares, then, solely to the extent that the Shareholder is unable to comply with such order as a result of having transferred the Shares to Purchaser pursuant to this Agreement, the Purchaser agrees to, at its option, either (1) take all actions with respect to the Shares necessary to place the Shareholder in a position to comply with such order or (2) if such order need not be complied with if the Shareholder posts a bond, not take the actions described in
(1) and reimburse the Shareholder for the cost of the bond.

No Force Or Effect Under Certain Circumstances. This Section 5.1.3 shall be of
----------------------------------------------
no force or effect if the court orders Rescission and, as part of such order, Shareholder is not entitled to receive shares of Common Stock from the Company.

     5.1.4  If Appeal is Successful.
            -----------------------

If the Shareholder is successful on appeal, the parties agree to take all reasonable steps to undo any actions taken under Sections 5.1.2 and 5.1.3, so that each party is in the position it was in prior to the taking of such actions. If the Shareholder is successful in part on appeal, the parties shall at that time discuss how best to take such reasonable steps as can be taken to put each party in as similar a position as possible as it was prior to the taking of such actions under Sections 5.1.2 and 5.1.3.

     5.2    Agreement Regarding Dividends.
            -----------------------------

Notwithstanding the performance by Shareholder and Purchaser in accordance herewith, Purchaser shall retain any and all rights to, and interests in, any dividends accrued, paid or payable with respect to the Shares prior to the date of such performance by the parties.

     5.3    Agreement Regarding Fees of Counsel to the Shareholder.
            ------------------------------------------------------

The Purchaser agrees to cause the Company to continue its arrangement with the Shareholder whereby the Company will pay two-thirds of the fees and expenses of Potter Anderson & Corroon in connection with the Litigation and the Shareholder will pay one-third of such fees and expenses.

            ARTICLE 6.  CLOSING DATE, CONDITIONS AND TRANSACTIONS.
                        -----------------------------------------

     6.1  Closing Date and Place.
          ----------------------

The consummation of the sale and purchase of the Shares contemplated by this Agreement (the "Closing") will take place simultaneously with the execution of this Agreement or at such other date and time as may be mutually agreeable to the parties hereto (the "Closing Date").

                         ARTICLE 7.  INDEMNIFICATION.
                                     ---------------

     7.1  Indemnification by the Shareholder.
          ----------------------------------

Subject to the limits set forth in this Article 7, the Shareholder agrees to indemnify, defend and hold the Purchaser and each of the Purchaser's successors and assigns (the Purchaser and such persons are collectively hereinafter referred to as the "Purchaser's Indemnified Persons"), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, costs of preparation and investigation, and reasonable attorneys'
fees) (collectively, "Losses") that the Purchaser's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of the Shareholder in this Agreement, any schedule or exhibit hereto or any certificate or other document delivered pursuant hereto; (b) the breach of any warranty of the Shareholder in this Agreement, any schedule or exhibit hereto or any certificate or other document delivered pursuant hereto; and (c) the nonfulfillment of any covenant, undertaking, agreement or other obligation of the Shareholder under this Agreement, any schedule or exhibit hereto or any certificate or other document delivered pursuant hereto, not otherwise waived by the Purchaser.

     7.2  Indemnification by the Purchaser.
          --------------------------------

Subject to the limits set forth in this Article 7, the Purchaser agrees to indemnify, defend and hold the Shareholder and the Shareholder's successors and assigns (the Shareholder and such persons are hereinafter collectively referred to as the "Shareholder's Indemnified Persons"), harmless from and against any and all Losses that the Shareholder's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of the Purchaser in this Agreement, any schedule or exhibit hereto, or any certificate or other document delivered pursuant hereto; (b) the breach of any warranty of the Purchaser in this Agreement, any schedule or exhibit hereto, or any certificate or other document delivered pursuant hereto; and (c) the nonfulfillment of any covenant, undertaking, agreement or other obligation of the Purchaser under this Agreement, any schedule or exhibit hereto, or any certificate or other document delivered pursuant hereto not otherwise waived by the Shareholder.

     7.3  Survival of Representations and Warranties; Threshold.
          -----------------------------------------------------

Except for the representation and warranty of Shareholder in Section 3.1.4, which shall survive until the expiration of the applicable statute of limitations, the several representations and warranties of the parties contained in this Agreement or in any document delivered pursuant hereto and the parties' right to indemnity in accordance with this Article 7 for breaches of such representations and warranties shall survive the Closing Date and shall remain in full force and effect thereafter for a period of 18 months after the Closing Date and shall be effective with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such 18-month period in accordance with Section 7.4 hereof, after which 18-month period they shall terminate and be of no further force or effect. Anything to the contrary contained herein notwithstanding, neither party shall be entitled to any recovery from the other party with respect to any inaccuracy or breach of such representations or warranties unless and until the amount of such Losses suffered, sustained or incurred by the asserting party, or to which such party becomes subject, by reason of such inaccuracy or breach, shall exceed $50,000 calculated on a cumulative basis and not a per item basis (the "Basket Amount"), but in no event shall the Shareholder or the Purchaser be liable to the other, in each case, for breaches of representations and warranties in an aggregate amount in excess of twenty-five percent (25%) of the Purchase Price (the "Cap"), except with respect to any breach by Shareholder of the representation and warranty made in Section 3.1.4, as to which the Cap shall equal $1,650,000. The covenants and agreements of the parties contained in this Agreement shall survive according to their respective terms and breaches thereof shall not be subject to the Cap or the Basket Amount.

     7.4  Notice and Opportunity to Defend.
          --------------------------------

If there occurs an event which either party asserts is an indemnifiable event pursuant to Sections 7.1 or 7.2 hereof, the party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim, or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond to the Indemnitee's notice, which response will be in writing. If the Indemnitor accepts responsibility, then the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor and reasonably satisfactory to the Indemnitee, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue, subject to the limitations set forth in
Section 7.5 hereof. If the Indemnitor does not respond within such 30-day period or rejects responsibility for such matter in whole or in part, the Indemnitee shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to the Indemnitee under applicable law. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee and until such consent is obtained the Indemnitor shall continue the defense of such asserted liability. In addition, any compromise of such asserted liability shall include as an unconditional term thereof the giving of a complete release from liability with respect to such action or claim to the Indemnitee.

     7.5  Reduction for Insurance.
          -----------------------

The amount which an Indemnitor is required to pay to, for, or on behalf of an Indemnitee pursuant to this Article 7 shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of the Indemnitee in reduction of the related indemnifiable loss (the "Indemnifiable Loss"). Amounts required to be paid, as so reduced, are hereinafter sometimes called an "Indemnity Payment." If an Indemnitee shall have received, or if an Indemnitor shall have paid on its behalf, an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive, directly or indirectly, insurance proceeds in respect of such Indemnifiable Loss, then such Indemnitee shall promptly pay to the Indemnitor the amount of such insurance proceeds, or, if less, the amount of the Indemnity Payment. The parties hereto agree that the foregoing shall not affect the subrogation rights of any insurance companies making payments hereunder.

                          ARTICLE 8.  MISCELLANEOUS.
                                      -------------

     8.1   Expenses.
           --------

Except as otherwise set forth in this Agreement, each of the parties hereto shall pay its own expenses and costs incurred or to be incurred by it in negotiating, closing and carrying out this Agreement.

     8.2   Notices.
           -------

All notices, requests, demands and other communications given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy number specified below:

     8.2.1 If to the Shareholder at:


           ADT Security Services, Inc.
           One Town Center Road
           Boca Raton, Florida 33486
           Attn: Mr. Dennis Stern, Vice President
           Telecopier No.: 561-988-3750


     8.2.2 If to the Purchaser at:


           Fountainhead Development Corp., Inc.
           100 Tour de France
           Braselton, Georgia 30517
           Attn: President
           Telecopier No.: (770) 867-0902

     8.2.3 With a copy to:


           Sutherland Asbill & Brennan LLP
           999 Peachtree Street, N.E.
           Atlanta, Georgia 30309
           Attn: Mark D. Kaufman
           Telecopier No.: (404) 853-8806


     8.2.4 All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed in accordance with Sections 8.2.1 or
8.2.2 hereof, as the case may be. Each of the parties shall hereafter notify the other in accordance with this Section 8.2 of any change of address or telecopy number to which notice is required to be mailed or sent.

     8.3   Counterparts.
           ------------

This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     8.4   Entire Agreement.
           ----------------

This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     8.5   Headings.
           --------

The headings contained in this Agreement and in the Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.6   Assignment; Amendment of Agreement.
           ----------------------------------

This Agreement shall be binding upon the respective successors and assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of all other parties hereto, which consent shall not be unreasonably withheld, except that no consent shall be required if an assignment by a party is solely the result of the acquisition of that party by a third party or the sale by such party of all or substantially all of its assets. This Agreement may be amended only by written agreement of the parties hereto, duly executed and delivered by an authorized representative of each of the parties hereto.

     8.7  Governing Law.
          -------------

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

     8.8  Further Assurances.
          ------------------

Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary to transfer and convey the Shares to the Purchaser, on the terms herein contained, to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

     8.9  No Third Party Rights.
          ---------------------

Except as specifically provided herein, this Agreement is not intended and shall not be construed to create any rights in any parties other than the Shareholder and the Purchaser and no person shall assume any rights as a third party beneficiary hereunder.

     8.10 Non-Waiver.
          ----------

The failure in any one or more instances of a party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     8.11  Severability.
           ------------

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     8.12  Waiver of Jury Trial.
           --------------------

EACH OF THE PURCHASER AND THE SHAREHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Purchaser and the Shareholder have duly executed and delivered this Agreement as of the day and year first above written.


                         ADT SECURITY SERVICES, INC.
                         ---------------------------

                         By:  /s/ [Illegible]
                              -----------------------------------

                              Title: Vice President
                                    -----------------------------


                         FOUNTAINHEAD DEVELOPMENT CORP., INC.
                         ------------------------------------

                         By:  /s/ Donald E Panoz
                              -----------------------------------

                              Title: Chairman
                                    -----------------------------